Exhibit (21)

COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES
AS OF DECEMBER 31, 2001

Cooper Tire & Rubber Company (Parent) (Delaware)

Alga Investments Company (Georgia)

Cooper International Holding Corporation (Delaware)

Cooper International Rubber, Limited (Jamaica)

Cooper Tire & Rubber Co (India) Private Ltd (India)

Cooper Tire International Trading Company (Cayman Islands)

Cooper Tire & Rubber International Trading Limited (Cayman Islands)

Cooper Tire & Rubber 1 ULC (Nova Scotia, Canada)

Cooper Tire & Rubber Canada LP (Partnership – Canada)

Cooper Tire & Rubber 2 ULC (Nova Scotia, Canada)

Cooper Receivables Corp. (Delaware)

Cooper Tire & Rubber Foundation (Ohio)

Coopermex, S.A. de C.V. (Mexico)

North American Rubber, Incoporated (Texas)

Rio Grande Servaas S.A. de C.V. (Mexico-Maquiladora)

Sterling Investments Company (Delaware)

Cooper Tire Texas LP (Texas)

Cooper Tire Holding Company (Ohio)

Cooper Technology Services, LLC (Ohio)

Cooper Tyre & Rubber Company UK Limited (England)

Cooper-Avon Pneumatiques Sarl (France)

Cooper-Avon Reifen (Deutschland) GmbH (Germany)

Cooper-Avon (Suisse) SA (Switzerland)

Cooper-Avon Tyres Limited (England)

Cooper-Avon International Development Limited (England)

Cooper-Standard Automotive UK Fluid Systems Limited (England)

Cooper-Standard Automotive (Deutschland) GmbH (Germany)

Cooper-Standard Automotive Espana SA (Spain)

Siebe Controls Czech Republic SRO (Czech Republic)

Cooper Tire & Rubber Brasil Ltda. (Brazil)

Cooper-Standard Automotive Fluid Systems Ltda. (Brazil)

Cooper International Trading Inc. (Ohio)

CTB Services Inc. (Ohio)

RubberNetwork.com LLC (Georgia)(6.85% Owned)

Cooper-Standard Automotive Inc. (Ohio)

Cooper-Standard Automotive Holding Company (Ohio)

Cooper-Standard Automotive NC L.L.C. (North Carolina)

Cooper-Standard Automotive OH L.L.C. (Ohio)

Cooper-Standard Automotive Limited (Canada)

Cooper-Standard Automotive South East Asia Pty. Ltd. (Australia)

Tecalemit (New Zealand) Pty. Ltd. (New Zealand) (Inactive)

Cooper-Standard Automotive France S.A. (France)

Technistan SNC (Partnership) (France)

Cooper Standard Automotive Italy S.R.L. (Italy)

Oliver Rubber Company (California)

Admiral Retread Equipment Inc. (Ohio)

Admiral Remco Inc. (Ohio)

Admiral Heintz, Inc. (Ohio)

Oliver Rubber Ltd. (Inactive) (Canada)

BFNZ-ORC Limited (Inactive) (New Zealand)

Cooper-Standard Automotive UK Sealing Limited (England)

Standard Products Mould & Tool Co. Limited (U.K.)

The Huntingdon Rubber Company Limited (Inactive) (U.K.)

Standard Products (UK) Limited (England) (Inactive)

The Standard Products Company (Europe) Limited (England)(Inactive)

Bird Mould and Tool Company Limited (England) (Inactive)

Silent Channel Products Limited (England) (Inactive)

Exhibit (21)

NISCO Holding Co. (Delaware)

Nishikawa Standard Co. (Partnership) (Delaware)(50% Owned)

Westborn Service Center Inc. (Michigan)

Stantech Inc. (Delaware)

Standard Products Co. Charitable Foundation (Ohio)

Cooper-Standard Automotive Brasil Sealing Ltda. (Brazil)

Standard Products de Mexico S.A. de C.V. (Mexico)(80% Owned)

Jin Young Standard (S. Korea) (49% Owned)

Standard Products Polska Spzo. o. (Poland)

Cooper-Standard Automoitve Polska Spzo. o. (Inactive) (Poland)

SPB Comercio e Participacoes Ltda. (Brazil Holding Co.)

Itatiaia Standard Industrial Ltda. (Brazil)

Itatiaia Standard Industria e Comercio Ltda. (Inactive) (Brazil)

Standard Products Foreign Sales Corporation Ltd. (Barbados)

Siebe Automotive North America de Mexico Holding LLC (Delaware)

Siebe Automotive North America de Mexico S de RL de CV (Mexico - Maquiladora)

Craig Assembly, Inc. (Michigan) (24% Owned)